As filed with the Securities and Exchange Commission on December 18, 2003

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MARSHALL EDWARDS, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	2834	51-0407811

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

140 Wicks Road
North Ryde, NSW 2113
Australia
(011) 61 2 8877 6196

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

The Corporation Trust Company
The Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801
(302) 658-7581

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to::
Robert B. Murphy, Esq.
David R. Seaton	Steven A. Navarro, Esq.	Raymond A. Miller, Esq.
Secretary	Stephanie M. Gulkin, Esq.	Pepper Hamilton LLP
Marshall Edwards, Inc.	Morgan, Lewis & Bockius LLP	Hamilton Square
140 Wicks Road	101 Park Avenue	600 Fourteenth Street, N.W
North Ryde NSW 2113 Australia	New York, New York 10178	Washington, D.C. 20005-2004
(011) 61 2 8877 6196	(212) 309-6000	(202) 220-1200

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-109129

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum
Title of Each Class of		Offering Price Per		Proposed Maximum	Amount of
Securities to be registered	Amount to be Registered	Unit		Aggregate Offering Price	Registration Fee

Common stock units consisting of common stock and warrants	92,000 units (1)	$7.50	(2)(3)	$690,000	$55.83
Common stock, par value $.00000002 per share, underlying units	92,000 shares (1)	$–		$–	$–
Warrants underlying units	92,000 warrants (1)	$–		$–	$–
Common stock, par value $.00000002 per share, underlying warrants	92,000 shares (1) (4)	$9.00	(2)	$828,000	$66.99
Totals				$1,518,000	$122.82

(1)	Includes 12,000 common stock units consisting of 12,000 shares and 12,000 warrants which the underwriter has the option to acquire to cover over-allotments, if any.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

(3)	The proposed price of $7.50 per common stock unit reflects the price of the common stock and warrants.

(4)	Pursuant to Rule 416 of the Securities Act this registration statement also covers such additional number of shares of common stock that may become issuable under any stock split, stock dividend or similar transaction.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Explanatory Note

     This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (Reg. No. 333-109129) filed by Marshall Edwards, Inc. with the Securities and Exchange Commission (the “Commission”) on September 25, 2003, as amended on October 31, 2003, November 26, 2003 and December 10, 2003, which was declared effective by the Commission on December 17, 2003, are incorporated herein by reference.

SIGNATURES
Exhibit Index
EX-5.1: OPINION OF MORGAN, LEWIS & BOCKIUS LLP
EX-23.2: CONSENT OF ERNST & YOUNG LLP

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sydney, Australia on December 17, 2003.

MARSHALL EDWARDS, INC. (Registrant)

By:	/s/ Christopher Naughton

Christopher Naughton President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher Naughton
Christopher Naughton	President and Chief Executive Officer, Director (Principal Executive Officer)	December 17, 2003
/s/ David R. Seaton
David R. Seaton	Chief Financial Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)	December 17, 2003
/s/ Dr. Graham E. Kelly
Dr. Graham E. Kelly	Chairman	December 17, 2003

/s/ Philip A. Johnston
Philip A. Johnston	Director	December 17, 2003

/s/ David Morritz de Kretser
David Morritz de Kretser	Director	December 17, 2003

/s/ Paul J. Nestel
Paul J. Nestel	Director	December 17, 2003

/s/ Stephen Breckenridge
Stephen Breckenridge	Director	December 17, 2003

Exhibit Index

Exhibit Number	Description of Exhibit

5.1	Opinion of Morgan, Lewis & Bockius LLP.
23.1	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP.